As filed with the Securities and Exchange Commission on August 21, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUQUESNE LIGHT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1598483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

411 Seventh Avenue

Pittsburgh, Pennsylvania 15219

(412) 393-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William F. Fields

Vice President and Treasurer

Duquesne Light Holdings, Inc.

411 Seventh Avenue

Pittsburgh, Pennsylvania 15219

(412) 393-1206

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James J. Barnes, Esq.

Robert C. Gallo, II, Esq.

Reed Smith LLP

435 Sixth Avenue

Pittsburgh, PA 15219

Approximate date of commencement of proposed sale to the public:  From time to time following the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SHARES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM AGGREGATE PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	8,836,232	$19.49	$172,218,161	$18,427.34

(1)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on August 14, 2006.

PROSPECTUS

DUQUESNE LIGHT HOLDINGS, INC.

8,836,232 Shares

COMMON STOCK

This prospectus relates to the resale from time to time of a total of up to 8,836,232 shares of our common stock by the selling shareholders described in the section entitled “Selling Shareholders” beginning on page 2 of this prospectus. The shares of common stock offered under this prospectus and any supplements by the selling shareholders were issued pursuant to a Stock Purchase Agreement, dated as of July 5, 2006, by and among us and the selling shareholders.

The selling shareholders may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares. For additional information on the possible methods of sale that may be used by the selling shareholders, you should refer to the section entitled “Plan of Distribution” on page 3 of this prospectus. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders.

Investing in our common stock involves risks. See “ Risk Factors” beginning on page 2 of our 2005 Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated herein by reference.

Our common stock is traded on the New York Stock Exchange, the Philadelphia Stock Exchange and the Chicago Stock Exchange and trades under the ticker symbol “DQE”. On August 18, 2006, the last reported sale price for our common stock was $19.54 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated August 21, 2006

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus, and on the information contained in any prospectus supplements. We have not, and the selling shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus or such supplements. The selling shareholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, and the information in any prospectus supplement is accurate only as of the date of such supplement, regardless of the time of delivery of this prospectus or any such supplement or any sale of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (hereinafter referred to as the “Exchange Act”). You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public on the SEC’s web site at “http:/ /www.sec.gov.” In addition, our common stock is listed on the New York, Philadelphia and Chicago Stock Exchanges. Our reports, proxy statements and other information concerning us can be inspected at these office locations: New York Stock Exchange—20 Broad Street, New York, New York 10005, Philadelphia Stock Exchange—1900 Market Street, Philadelphia, Pennsylvania 19103 and Chicago Stock Exchange—One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605-1070.

We filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus is only part of the registration statement and omits certain information contained in the registration statement, as permitted by the SEC. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC until termination of this offering:

(1) Our annual report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 7, 2006;

(2) Our quarterly report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 10, 2006, and our quarterly report on Form 10-Q for the quarter ended June 30, 2006, filed with the SEC on August 9, 2006;

(3) Our Current Reports on Form 8-K filed with the SEC on January 4, 2006, February 2, 2006, February 28, 2006, May 4, 2006, May 31, 2006, July 6, 2006 and August 11, 2006 (with the exception of Item 2 on Form 8-K filed with the SEC on August 11, 2006, which is not incorporated herein by reference);

(4) The description of our common stock, which is registered under Section 12 of the Exchange Act in our registration statement on Form 8-A, filed with the SEC on December 14, 1990, including any amendments or reports filed for the purpose of updating such description; and

(5) All documents subsequently filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of those documents, which will be provided at no cost, by contacting us at:

Duquesne Light Holdings, Inc.

411 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Attention: Corporate Secretary

(412) 393-6000

FORWARD-LOOKING STATEMENTS

This prospectus, any supplements to this prospectus and other documents that are and will be incorporated into this prospectus contain statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new features or services, or management strategies). These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. You should consider our forward-looking statements in light of the risks discussed under the heading “Risk Factors” in documents incorporated herein by reference, including our consolidated financial statements, related notes and other financial information appearing in our other filings and documents incorporated herein by reference. Given these risks and uncertainties, we caution you not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this prospectus speak only as of the date hereof and we assume no obligation to update such statements.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholders. All proceeds from the sale of shares by the selling shareholders will be for the accounts of such selling shareholders.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by the selling shareholders of shares of common stock that we issued to them on August 11, 2006, pursuant to a Stock Purchase Agreement, dated as of July 5, 2006, by and among us and the selling shareholders. We are filing the registration statement of which this prospectus is a part pursuant to the provisions of such stock purchase agreement.

The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the shares that such selling shareholders acquired under the stock purchase agreement.

The following table, to our knowledge, sets forth information regarding the beneficial ownership of our common stock by the selling shareholders as of August 18, 2006 and the number of shares being offered hereby by each selling shareholder. For purposes of the following description, the term “selling shareholder” includes pledgees, donees, permitted transferees or other permitted successors-in-interest selling shares received after the date of this prospectus from the selling shareholders. The number of shares in the column “Number of Shares of Common Stock Being Offered” represents all of the shares that a selling shareholder may offer under this prospectus. The column “Number of Shares of Common Stock Beneficially Owned After Offering” assumes that the selling shareholders sell all of the shares offered under this prospectus. However, because the selling shareholders may offer from time to time all, some or none of their shares under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the selling shareholders or that will be held by the selling shareholders after completion of the sales. In addition, we cannot predict how long the selling shareholders will hold their shares before selling them. No selling shareholder has had, within the past three years, any position, office, or material relationship with us or any of our predecessors or affiliates.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

	Number of Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After Offering(2)
Name of Selling Shareholder	Number	Percent		Number	Percent
DUET Investment Holdings Limited	6,818,827	7.69%	6,818,827	0	—
IFM (International Infrastructure) Wholesale Trust	2,017,405	2.28%	2,017,405	0	—

(1)	Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 5, 2006, by and among Duquesne Light Holdings (“Duquesne”), Castor Holdings LLC (“Holdings”) and Castor Merger Sub Inc. (“Merger Sub”), Merger Sub will merge with and into Duquesne, with Duquesne continuing as the surviving corporation, and each share of common stock of Duquesne (excluding any shares owned by Duquesne, Holdings and their wholly owned subsidiaries) will then be converted into the right to receive $20.00 in cash. As a result of certain matters related to the Merger Agreement, DUET Investment Holdings Limited and IFM (the “Selling Shareholders”) may be deemed to be members of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that has beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of all of the shares beneficially owned by any member of the group. Accordingly, each of the Selling Shareholders may be deemed to beneficially own any shares of Common Stock that are beneficially owned by the other Selling Shareholder. Each Selling Shareholder disclaims beneficial ownership of any shares of Common Stock that may be or are beneficially owned by the other Selling Shareholder.
(2)	Assuming that all of the shares of common stock owned by each selling shareholder are sold.

PLAN OF DISTRIBUTION

We are registering 8,836,232 shares of common stock under this prospectus on behalf of the selling shareholders. Except as described below, to our knowledge, the selling shareholders have not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares of common stock offered hereby, nor, except as described below, do we know the identity of the brokers or market makers that will participate in the sale of the shares.

The selling shareholders may decide not to sell any shares. The selling shareholders may from time to time offer some or all of the shares of common stock through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling shareholders may arrange for other broker-dealers to participate. The selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling shareholders may be deemed to be underwriters, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act, or the Exchange Act.

The selling shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the selling shareholders may transfer the shares by other means not described in this prospectus.

Any broker-dealer participating in such transactions as agent may receive commissions from the selling shareholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on any stock exchange, market or trading facility on which the shares are traded, in privately-negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus, or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling shareholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the securities.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We have agreed to pay the expenses of registering the shares of common stock under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and certain legal and accounting fees. The selling shareholders will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents, as well as transfer taxes and certain other expenses associated with the sale of securities.

Under the terms of the stock purchase agreement, we have agreed to indemnify the selling shareholders against certain liabilities in connection with the offering of the shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

At any time a particular offer of the shares of common stock is made, a revised prospectus or prospectus supplement may be filed with the SEC, or a report filed pursuant to the Exchange Act and incorporated by reference into this prospectus (which Exchange Act report will be identified in a prospectus filed to the extent required by the Securities Act), to reflect the disclosure of required additional information with respect to the distribution of the shares of common stock. If required, such prospectus supplement or post-effective amendment will be distributed. We may suspend the sale of shares by the selling shareholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a prospectus supplement amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a prospectus supplement amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will file a supplement to this prospectus if required. If the selling shareholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Reed Smith LLP, Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements and the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Duquesne Light Holdings, Inc. and subsidiaries Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the common stock being registered. The selling shareholders will not bear any portion of such expenses.

SEC registration fee	$18,427.34
Accounting fees and expenses	10,000.00
Legal fees and expenses	10,000.00
Printing and miscellaneous expenses	1,000.00

Total	$39,427.34

All of the foregoing expenses are estimated except for the SEC registration fee.

Item 15.	Indemnification of Directors and Officers.

Under the Articles of Incorporation of the Company, as amended, to the fullest extent that the laws of the Commonwealth of Pennsylvania, as now or as hereafter amended, permit elimination or limitation of the liability of directors, no director of the Company shall be personally liable for monetary damages for any action taken, or any failure to take action, as a director.

Under the By-Laws of the Company, the directors and officers of the Company are each entitled to be indemnified against reasonable expenses, including attorneys’ fees, and any liability paid or incurred by them in connection with any actual or threatened claim, action, suit or other proceeding by reason of their being or having been a director or officer of the Company, or serving or having served at the request of the Company as a representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, except as prohibited by law.

Section 1746(b) of the Pennsylvania Business Corporation Law prohibits indemnification in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Company maintains director and officer liability insurance covering the directors and officers of the Company and all its subsidiaries with respect to certain liabilities which may be incurred in connection with their service to the Company or any of its subsidiaries, including liabilities arising under the Securities Act of 1933, as amended. This insurance provides reimbursement to the Company and its subsidiaries up to policy limits for amounts paid to directors and officers pursuant to the indemnification provisions summarized above.

Directors and officers of the Company may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Pennsylvania law. Furthermore, the Company, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a prospectus against certain civil liabilities under the Securities Act of 1933 under agreements entered into between the Company and such underwriters.

Item 16.	List of Exhibits.

See Exhibit Index.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 21st day of August, 2006.

DUQUESNE LIGHT HOLDINGS, INC.

By:	/s/ WILLIAM F. FIELDS
William F. Fields
Vice President and Treasurer

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person of the registrant whose signature appears below hereby constitutes and appoints Morgan K. O’Brien, Maureen L. Hogel, Mark E. Kaplan and William F. Fields, the Agents for Service named in this registration statement, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, (a) any and all amendments, including post-effective amendments, to this registration statement, and (b) a registration statement on Form S-3 pursuant to Rule 462(b) under the Securities Act of 1933, providing for the registration of additional securities in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth for each class of securities in the “Calculation of Registration Fee” table contained in this registration statement and otherwise in accordance with said Rule 462(b) and the interpretations thereof by the SEC, including a prospectus as part of said Rule 462(b) registration statement, and such supplements or amendments thereto, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MORGAN K. O’BRIEN Morgan K. O’Brien	President, Chief Executive Officer and Director (Principal Executive Officer)	August 21, 2006

/s/ MARK E. KAPLAN Mark E. Kaplan	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 21, 2006

/s/ SUSAN S. BETTA Susan S. Betta	Controller (Principal Accounting Officer)	August 21, 2006

/s/ PRITAM M. ADVANI Pritam M. Advani	Director	August 21, 2006

Doreen E. Boyce	Director

/s/ ROBERT P. BOZZONE Robert P. Bozzone	Director	August 12, 2006

Signature	Title	Date

/s/ CHARLES C. COHEN Charles C. Cohen	Director	August 15, 2006

/s/ SIGO FALK Sigo Falk	Director	August 12, 2006

/s/ JOSEPH C. GUYAUX Joseph C. Guyaux	Director	August 11, 2006

/s/ DAVID M. KELLY David M. Kelly	Director	August 14, 2006

/s/ JOHN D. TURNER John D. Turner	Director	August 11, 2006

DUQUESNE LIGHT HOLDINGS, INC.

REGISTRATION STATEMENT ON FORM S-3

EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and among Duquesne Light Holdings, Inc., Castor Holdings LLC and Castor Merger Sub Inc., dated as of July 5, 2006.	Previously filed as Exhibit 2.1 to Duquesne Light Holdings, Inc.’s Current Report on Form 8-K filed on July 6, 2006.

4.1	Articles of Incorporation of Duquesne Light Holdings, Inc. effective January 5, 1989.	Previously filed as Exhibit 3.1 to Duquesne Light Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1989.

4.2	Articles of Amendment of Duquesne Light Holdings, Inc. effective April 27, 1989.	Previously filed as Exhibit 3.2 to Duquesne Light Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1989.

4.3	Articles of Amendment of Duquesne Light Holdings, Inc. effective February 8, 1993.	Previously filed as Exhibit 3.3 to Duquesne Light Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1992.

4.4	Articles of Amendment of Duquesne Light Holdings, Inc. effective May 24, 1994.	Previously filed as Exhibit 3.4 to DOE, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1994.

4.5	Articles of Amendment of Duquesne Light Holdings, Inc. effective April 20, 1995.	Previously filed as Exhibit 3.5 to Duquesne Light Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1995.

4.6	Articles of Amendment of Duquesne Light Holdings, Inc. effective September 30, 2003.	Previously filed as Exhibit 3.6 of Duquesne Light Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference.

4.7	By-Laws of Duquesne Light Holdings, Inc., as amended through September 30, 2003, and as currently in effect.	Previously filed as Exhibit 3.1 of Duquesne Light Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and incorporated herein by reference.

4.8	Specimen common stock certificate.	Filed herewith.

5.1	Opinion of Reed Smith LLP	Filed herewith.

23.1	Consent of Reed Smith LLP	Filed herewith (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.	Filed herewith.

24.1	Power of Attorney of Directors of Duquesne Light Holdings, Inc.	Filed herewith (page II-4).